EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Calidi Biotherapeutics, Inc.

San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2023, relating to the financial statements of First Light Acquisition Group, Inc., which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, P.C.

New York, New York

October 5, 2023